UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Peachtree Street, NE, Suite 1000,

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (404) 446-0050

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

Effective as of November 20, 2013, Streamline Health Solutions, Inc. (“Streamline Health”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) by and among Streamline Health, IPP Acquisition, LLC (“Purchaser”), IPP Holding Company, LLC f/k/a Interpoint Partners, LLC (“IPP”), and the members of IPP.  The Settlement Agreement sets forth the final earn-out payment for Streamline Health’s acquisition of substantially all of the assets of IPP that was completed in December 2011.  Pursuant to the Settlement Agreement, Streamline Health agreed to pay IPP an additional $3.0 million of aggregate consideration in satisfaction of the earn-out obligation, consisting of $1.3 million in cash that was paid on November 20, 2013, the issuance of 400,000 shares of Streamline Health common stock on January 1, 2014, and issuance of an unsecured, subordinated three-year note in the amount of $900,000 that matures on November 1, 2016 and accrues interest on the unpaid principal amount actually outstanding at a per annum rate equal to 8%.

Matt S. Seefeld, the Senior Vice President — Solution Strategies for Streamline Health, is a significant owner of IPP and, therefore, will be the beneficial recipient of a portion of the settlement consideration paid to IPP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: November 25, 2013	By:	/s/ Nicholas A. Meeks
Nicholas A. Meeks
Chief Financial Officer